UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

February 27, 2026

Date of Report (Date of earliest event reported)

Bakkt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	41-2324812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, One Liberty St., Ste. 305-306,
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2026, Bakkt, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor (the “Investor”), pursuant to which the Company agreed to sell and issue to the Investor an aggregate of 3,024,799 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 2,475,201 shares of Common Stock (the “Offering”). The price in the Offering was $8.75 per Share and $8.7499 per Pre-Funded Warrant, which is the price per Share in the Offering, minus the $0.0001 exercise price per Pre-Funded Warrant.

The Offering closed on March 2, 2026. The Offering was a registered direct offering made pursuant to an effective registration statement on Form S-3 (File No. 333-288361) (the “Registration Statement”) previously filed with the Securities and Exchange Commission on June 26, 2025, and declared effective on July 3, 2025, and related prospectus supplement dated February 27, 2026.

The aggregate gross proceeds to the Company from the Offering are approximately $48.125 million, before deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital, general corporate purposes and strategic initiatives.

The Purchase Agreement contains customary representations, warranties and agreements by the Company (including a lock-up agreement, pursuant to which, subject to specified exceptions, the Company has agreed not to offer or transfer shares of Common Stock or Common Stock equivalents during the 45 day period following the date of the Purchase Agreement), customary conditions to closing, indemnification obligations of the Company and the Investor, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and termination provisions. In connection with the Offering, the Company’s officers and directors have also entered into lock-up agreements, pursuant to which, subject to specified exceptions, they have agreed not to offer or transfer their shares of Common Stock or Common Stock equivalents during the 45-day period following the date of the Purchase Agreement.

The Pre-Funded Warrants are exercisable at any time in whole or in part so long as the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would not exceed 9.90% of the number of Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant. Such percentage may be increased or decreased to any number not in excess of 9.90% at the holder’s election upon notice to the Company, any such increase not to take effect until the 61st day after notice to the Company. The Pre-Funded Warrants contain standard adjustments to the exercise price, including for stock splits, stock dividends and pro rata distributions and contain customary terms regarding the treatment of such Pre-Funded Warrants in the event of a fundamental transaction, which include but are not limited to a merger or consolidation involving the Company, a sale of all or substantially all of the assets of the Company, or a business combination resulting in any person acquiring more than 50% of the voting power of the capital stock of the Company.

The foregoing descriptions of the Pre-Funded Warrants and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 27, 2026, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen”), pursuant to which Cohen agreed to act as the Company’s sole placement agent in connection with the Offering on a reasonable best efforts basis. The Company agreed to pay Cohen a placement agent fee in an amount equal to three percent (3%) of the gross proceeds received by the Company in the Offering and to reimburse Cohen for certain of their Offering-related expenses, excluding any amounts that may be paid upon the exercise of any Pre-Funded Warrants. The Placement Agent Agreement also includes customary indemnification and contribution obligations of the Company and the Placement Agent.

The foregoing description of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Sullivan & Cromwell LLP.

10.1†	Securities Purchase Agreement, dated February 27, 2026, between the Company and the investor set forth therein.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

99.1	Press Release, dated February 27, 2026.

99.2	Placement Agent Agreement, dated February 27, 2026, between the Company and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BAKKT, INC.
Date: March 2, 2026

/s/ Marc D’Annunzio
Name: Marc D’Annunzio
General Counsel and Secretary

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